Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

by and among

FORWARD MARCH LIMITED

and

THE RESOURCE GROUP INTERNATIONAL LIMITED

Dated as of September 15, 2017

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TABLE OF CONTENTS
(continued)

		Page

SECTION 3.11.	WAIVER OF JURY TRIAL	29
SECTION 3.12.	Merger; Binding Effect, etc	29
SECTION 3.13.	Severability	29
SECTION 3.14.	Counterparts	29
SECTION 3.15.	Headings	29

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of September 15, 2017, by and among Forward March Limited, a Bermuda exempted company (together with its successors, the “Company”), The Resource Group International Limited, a Bermuda exempted company (“TRG”), and such other Persons, if any, from time to time that become party hereto as holders of Registrable Securities (as defined below) pursuant to Section 3.06 or Section 3.07 (such other Persons, other than TRG’s Affiliates, “Other Holders”).

WITNESSETH:

WHEREAS, as of the date hereof, the Sponsor (as defined herein) owns Registrable Securities (as defined herein) in the classes and amounts set forth on Schedule A hereto; and

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.          Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or report; and (iii) would have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction.

“Agreement” has the meaning set forth in the preamble.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided, that no Holder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement. The term “Affiliated” has a correlative meaning.

“Board of Directors” means the board of directors or board of managers (or similar governing body) of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York or Bermuda are required or authorized by law to be closed.

“Company” has the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Demand Notice” has the meaning set forth in Section 2.01(d).

“Demand Period” has the meaning set forth in Section 2.01(c).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a).

“Demand Request” has the meaning set forth in Section 2.01(a).

“Demand Suspension” has the meaning set forth in Section 2.01(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any holder of Registrable Securities who is a party hereto or who succeeds to rights hereunder pursuant to Section 3.06.

“IPO” means the Company’s first underwritten Public Offering or initial listing of the Company’s shares on a national securities exchange.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Long-Form Registration” has the meaning set forth in Section 2.01(a).

“Other Holders” has the meaning set forth in the preamble.

“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Person” means an individual, corporation, association, limited liability company, limited liability partnership, limited partnership, partnership, estate, trust, joint venture, unincorporated organization or a government or any agency or political subdivision thereof.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Potential Takedown Participant” has the meaning set forth in Section 2.02(e)(ii).

“Pro Rata Portion” means a number of such shares equal to the aggregate number of Registrable Securities to be sold in a Public Offering (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Securities held by such Holder and the denominator of which is the aggregate number of Registrable Securities held by all Holders.

“Pro Ration Percentage” has the meaning set forth in Section 2.02(c)(i).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

“Registrable Securities” means any Shares held by any Holder; provided, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been sold pursuant to Rule 144 under the Securities Act (or any similar or analogous rule promulgated under the Securities Act); (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer under the Securities Act shall have been delivered by the Company (or such transfer has been validly recorded in book-entry form with such book-entry not subject to restrictions on transfer) and such securities may be publicly resold without Registration under the Securities Act; or (iv) when such Registrable Securities cease to be outstanding.

“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.08.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shares” means (i) (A) with respect to the Sponsor, all common shares of the Company, par value $0.001 per share, held by the Sponsor, including any common shares of the Company that may be distributed, issued or issuable upon conversion of any other Company equity security or any other common shares of the Company that may be acquired by the Sponsor in the future and (B) with respect to Other Holders, the common shares of the Company, including common shares of the Company issuable upon conversion of other equity securities of the Company, that may be listed on Schedule A hereto when such Other Holder becomes a party to this Agreement in accordance with Section 3.06 or Section 3.07 (ii) any other securities issued as a distribution with respect to, or in exchange for or in replacement of any of the foregoing Shares whether by way of conversion, dividend, stock split or other distribution, and (iii) any other securities issued or transferred in exchange for or upon conversion of any of the foregoing Shares as a result of a merger, consolidation, exchange, recapitalization, reclassification, reorganization or otherwise (including any securities issued upon the conversion of the Company to a successor corporation or other entity in preparation for an IPO) and any other securities issued to any of the Holders in connection with any such transaction.

“Shelf Notice” has the meaning set forth in Section 2.02(c)(i).

“Shelf Period” has the meaning set forth in Section 2.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form F-3 or Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form F-3 or Form S-3, a Registration Statement on Form F-1 or Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(f).

“Shelf Takedown” means a Public Offering pursuant to an effective Shelf Registration Statement.

“Shelf Takedown Notice” has the meaning set forth in Section 2.02(e)(ii).

“Shelf Takedown Request” has the meaning set forth in Section 2.02(e)(i).

“Short-Form Registration” has the meaning set forth in Section 2.01(a).

“Sponsor” means TRG and its Affiliates that are not the Company or a direct or indirect subsidiary thereof.

“Sponsor Shelf Registration Amount” has the meaning set forth in Section 2.02(a)(ii).

“TRG” has the meaning set forth in the preamble.

“Underwritten Offering ” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Offering pursuant to an effective Shelf Registration Statement.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recently eligibility determination date specified in paragraph (2) of that definition.

SECTION 1.02.          Other Interpretive Provisions.

(a)        The meanings of defined terms are equally applicable to the singular and plural forms thereof.

(b)        The words “hereof”, “herein”, “hereunder ” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(c)         The term “including” is not limiting and means “including without limitation.”

(d)        The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)        Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01.          Demand Registration.

(a)        Demand by the Sponsor. If, at any time after an IPO, there is no currently effective Shelf Registration Statement on file with the SEC, the Sponsor may from time to time and at any time make a written request (a “Demand Request”) to the Company for Registration of all or part of the Registrable Securities held by the Sponsor (i) on Form F-1 or Form S-1 or any similar long-form registration statement (a “Long-Form Registration”) or (ii) on Form F-3 or Form S-3 or any similar short-form registration statement (a “Short-Form Registration”) if the Company is qualified to use such short form. Any such requested Long-Form Registration or Short-Form Registration shall hereinafter be referred to as a “Demand Registration.” Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be Registered and the intended methods of disposition thereof. Promptly upon receiving any Demand Request (but in no event (i) in the case of a Long-Form Registration, more than sixty (60) days after receipt of a the Demand Request for such Registration and (ii) in the case of a Short-Form Registration, more than thirty (30) days after receipt of a Demand Request for such Registration), the Company shall use its reasonable best efforts to file a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”) and the Company shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared or become effective as soon as reasonably practicable under (x) the Securities Act and (y) the “Blue Sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.

(b)        Demand Withdrawal. The Sponsor and any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.01(d) may withdraw all or any portion of its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement or in the case of an underwritten Public Offering, prior to the Registration Statement’s latest effective date with regard to the Demand Registration (as determined for purposes of Rule 430B(f)(2) under the Securities Act). The Company shall continue all efforts to secure effectiveness of the applicable Demand Registration Statement in respect of the Registrable Securities of any other Holder that has requested inclusion in the Demand Registration pursuant to Section 2.01(d) so long as the Sponsor has requested and not withdrawn all of its Registrable Securities to be included in such Demand Registration; provided, however, if the Sponsor has requested for all of its Registrable Securities to be withdrawn from such Demand Registration, the Company shall immediately cease all efforts to secure effectiveness of the applicable Demand Registration Statement, even if one or more non-Sponsor Holders have requested for Registrable Securities to be included in such applicable Demand Request pursuant to Section 2.01(d).

(c)         Effective Registration. The Company shall, with respect to each Demand Registration, use its reasonable best efforts to cause the Demand Registration Statement to remain effective for not less than one hundred eighty (180) consecutive days (or such shorter period as shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”).

(d)        Demand Notice. Promptly upon receipt of any Demand Request pursuant to Section 2.01(a) (but in no event more than two (2) Business Days thereafter), if there are any Holders other than the Sponsor, the Company shall deliver a written notice (a “Demand Notice”) of any such Registration request to any such non-Sponsor Holders, and the Company shall include in such Demand Registration Registrable Securities up to any Holder’s Pro Rata Portion with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Demand Notice has been delivered. All requests made pursuant to this Section 2.01(d) shall specify the aggregate amount of Registrable Securities to be registered and the intended method of distribution of such securities. If any Holder does not deliver a notice within three (3) Business Days after the delivery of the Demand Notice, such Holder shall be deemed to have irrevocably waived any and all rights under this Section 2.01(d) with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.01).

(e)        Delay in Filing; Suspension of Registration. If the filing, initial effectiveness or continued use of a Demand Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension or Shelf Suspension (as defined in Section 2.02(f)) (i) more than once during any twelve (12)-month period, or (ii) for a period exceeding sixty (60) days on any one occasion. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Sponsor.

(f)         Underwritten Offering. If the Sponsor so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and the Sponsor shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(g)        Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the Sponsor), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated to the Sponsor and (ii) second, only to the extent the securities referred to in clause (i) have been included, shall be allocated pro rata among the Holders (other than the Sponsor) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iii) next, and only if all the securities referred to in clauses (i) and (ii) have been included, the number of securities that the Company and any other Holder that has a right to participate in such registration proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters (or the Sponsor, as the case may be) can be sold without having such adverse effect.

(h)        Distributions of Registrable Securities to Partners or Members. In the event any Holder requests to participate in a registration pursuant to this Section 2.01 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Holder.

SECTION 2.02.          Shelf Registration.

(a)        Filing.

(i)         After the IPO, as promptly as practicable following a request as may be made from time to time by the Sponsor (a “Shelf Registration Request”), the Company shall file with the SEC a Shelf Registration Statement pursuant to Rule 415 of the Securities Act relating to the offer and sale by Holders from time to time in accordance with the methods of distribution elected by the Sponsor and set forth in the Shelf Registration Statement and, as promptly as practicable thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act. At any time prior to or after the filing of a Shelf Registration Statement, the Sponsor may request that the number of its Registrable Securities previously requested to be registered on such Shelf Registration Statement be increased to a larger number of its Registrable Securities and the Company shall thereafter use its reasonable best efforts to effect such increase for such Shelf Registration Statement as promptly as practicable thereafter. If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(ii)        If on the date of the Shelf Registration Request: (i) the Company is a WKSI, then the Shelf Registration Request shall request Registration of an unspecified amount of Registrable Securities and any other securities to be registered by the Company; and (ii) the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to the Sponsor the information necessary to determine the Company’s status as a WKSI upon request. If applicable, the aggregate number of Registrable Securities that the Sponsor requests to be registered on such Shelf Registration Statement (as increased from time to time at the election of the Sponsor) shall be referred to in this Section 2.02 as the “Sponsor Shelf Registration Amount.”

(b)        Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Holders until the date as of which all of the Sponsor’s Registrable Securities have been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) (such period of effectiveness, the “Shelf Period”). Subject to Section 2.02(f), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c)        Shelf Notice.

(i)         Promptly upon receipt of a Shelf Registration Request or any request by the Sponsor to increase the number of its Registrable Securities registered on such Shelf Registration Statement pursuant to Section 2.02(a) (but in no event more than two (2) Business Days thereafter), if there are any Holders other than the Sponsor, the Company shall deliver a written notice (a “Shelf Notice”) of any such request to any such non-Sponsor Holders. If the Company is not a WKSI, the Shelf Notice shall specify the Sponsor Shelf Registration Amount and the Pro Ration Percentage. If the Company is not a WKSI, the Company shall offer each such Holder the opportunity to include in the Shelf Registration Statement the number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within two (2) Business Days after the date that the Shelf Notice has been delivered; provided, that no non-Sponsor Holder may request the inclusion in such Shelf Registration Statement a percentage of such Holder’s Registrable Securities in excess of the Pro Ration Percentage. For purposes of this Section 2.02(c), the “Pro Ration Percentage ” means, as of the date of determination with respect to any particular Shelf Registration, the percentage determined by multiplying (i) 100 by (ii) a fraction, the numerator of which is the Sponsor Shelf Registration Amount in effect as of such date with respect to such Shelf Registration and the denominator of which is the aggregate number of Registrable Securities then beneficially owned by the Sponsor. If the Sponsor transfers Registrable Securities pursuant to Section 3.06, the denominator referred to above will be decreased by such amount of Registrable Securities transferred. If any non-Sponsor Holder does not deliver a notice within two (2) Business Days after the date that the Shelf Notice has been delivered, such non-Sponsor Holder shall be deemed to have irrevocably waived any and all right under this Section 2.02 with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.02). If the Company is a WKSI, no Holder shall be required to request inclusion of Registrable Securities in the Shelf Registration Statement until such time that the Company delivers a Shelf Takedown Request in connection with such Shelf Registration Statement pursuant to Section 2.02(e) hereunder.

(d)        Underwritten Offering.

(i)         If the Sponsor so elects, an offering of Registrable Securities pursuant to the Shelf Registration Statement shall be in the form of an Underwritten Offering, and the Company shall amend or supplement the Shelf Registration Statement for the purpose of such Underwritten Shelf Takedown, such Sponsor shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company.

(ii) The provisions of Section 2.01(g) shall apply to any Underwritten Offering pursuant to this Section 2.02(d).

(e)          Shelf Takedown.

(i)          At any time subsequent to the delivery of a Shelf Registration Request with respect to a Shelf Registration Statement, by notice to the Company specifying the intended method or methods of disposition thereof, the Sponsor may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering of all or a portion of the Sponsor’s Registrable Securities that are covered or will be covered by such Shelf Registration Statement, and as soon as practicable after the receipt of a Shelf Takedown Request (or, if a Shelf Registration Statement that has been filed pursuant to a Shelf Registration Request under Section 2.02(a) hereunder has not yet been declared effective, as soon as practicable after the effectiveness of the Shelf Registration Statement), the Company shall amend or supplement the Shelf Registration Statement for such purpose.

(ii)          Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter) for any Shelf Takedown, if there are any Holders other than the Sponsor, the Company shall deliver a notice (a “Shelf Takedown Notice”) to any such non-Sponsor Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Shelf Takedown that number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within two (2) Business Days after the date that the Shelf Takedown Notice has been delivered. If a Holder does not deliver a notice within two (2) Business Days after the date that the Shelf Takedown Notice has been delivered, such Holder shall be deemed to have irrevocably waived any and all rights under this Section 2.02(e) with respect to such Registration (but not with respect to future Registrations in accordance with this Section 2.02(e)). Any Potential Takedown Participant’s request to participate in an Shelf Takedown shall be binding on the Potential Takedown Participant. Notwithstanding the delivery of any Shelf Takedown Notice, but subject to Section 2.06(d), all determinations as to whether to complete any Shelf Takedown and as to the timing, manner, price and other terms of any Shelf Takedown contemplated by this Section 2.02(e)(ii) shall be determined by the Sponsor, and the Company shall use its reasonable best efforts to cause any Shelf Takedown to occur as promptly as practicable; provided that if such Shelf Takedown is to be completed, each Potential Takedown Participant’s Pro Rata Portion shall be included in such Shelf Takedown if such Potential Takedown Participant has complied with the requirements set forth in this Section 2.02(e)(ii).

(f)         Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided that the Company shall not be permitted to exercise a Shelf Suspension or Demand Suspension (i) more than once during any twelve (12)-month period, or (ii) for a period exceeding sixty (60) days on any one occasion. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Sponsor.

(g)        Distributions of Registrable Securities to Partners or Members. In the event any Holder requests to participate in a registration pursuant to this Section 2.02 in connection with a distribution of Registrable Securities to its partners or members, the registration shall provide for resale by such partners or members, if requested by the Holder.

(h)        Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Shelf Takedown (or, in the case of a Shelf Takedown not being underwritten, the Sponsor), advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Shelf Takedown exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Shelf Takedown (i) first, shall be allocated to the Sponsor and (ii) second, only to the extent the securities referred to in clause (i) have been included, shall be allocated pro rata among the Holders (other than the Sponsor) that have requested to participate in such Shelf Takedown based on the relative number of Registrable Securities then held by each such Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iii) next, and only if all the securities referred to in clauses (i) and (ii) have been included, the number of securities that the Company and any other Holder that has a right to participate in such registration proposes to include in such Shelf Takedown that, in the opinion of the managing underwriter or underwriters (or the Sponsor, as the case may be) can be sold without having such adverse effect.

SECTION 2.03.          Piggyback Registration.

(a)        Participation. If the Company at any time proposes to file a Registration Statement under the Securities Act with respect to any offering of its equity securities for its own account or for the account of any other Persons or to conduct a Public Offering (other than (i) a Registration under Section 2.01 or 2.02, (ii) a Registration on Form S -4 or S-8 or any successor form to such Forms or (iii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) (a “Company Public Sale”), then, as soon as reasonably practicable, and any event within five (5) Business Days, the Company shall give written notice of such proposed filing or Public Offering to the Holders, and such notice shall offer the Holders the opportunity to Register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.03(b), the Company shall include in such Registration Statement or in such Public Offering as applicable all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Holders of any such notice; provided that if at any time after giving written notice of its intention to Register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, or the pricing or trade date of such Public Offering, the Company shall determine for any reason not to Register or sell or to delay Registration or sale of such securities, the Company shall give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to Register or sell, shall be relieved of its obligation to Register or sell any Registrable Securities in connection with such Registration or Public Offering (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Sponsor to request that such Registration be effected as a Demand Registration under Section 2.01 or an Underwritten Shelf Takedown, as the case may be, and (ii) in the case of a determination to delay Registering or selling, in the absence of a request for a Demand Registration or an Underwritten Shelf Takedown, shall be permitted to delay Registering or selling any Registrable Securities, for the same period as the delay in Registering or selling such other securities. If the offering pursuant to such Registration Statement or Public Offering is to be underwritten, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) must, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis.

(b)        Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders of Registrable Securities in writing that, in its or their opinion, the number of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities proposed to be sold in such Registration by the Company or (subject to Section 2.07) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, up to the full amount requested to be included by the Sponsor and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, the number shall be allocated pro rata among the non-Sponsor Holders that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such non-Sponsor Holder (provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner) and (iv) fourth, and only if all of the Registrable Securities referred to in clause (iii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

(c)        No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Sections 2.01 and 2.02 or shall relieve the Company of its obligations under Sections 2.01 or 2.02.

(d)        Withdrawal. Each Holder shall be permitted to withdraw all or part of its Registrable Securities in a Company Public Sale by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement or, in the case of a Public Offering, at least two (2) Business Days prior to the earlier of the anticipated filing of the “red herring” Prospectus, if applicable, and the anticipated pricing or trade date and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in the Company Public Sale as to which such withdrawal was made.

SECTION 2.04.          Black-out Periods.

(a)        Black-out Periods for Holders. In the event of a Company Public Sale of the Company’s equity securities in an Underwritten Offering, the Holders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering and agreed to by the Sponsor, not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Shares or any other securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (except, in each case, as part of the applicable Registration, if permitted) that are the same as or similar to those being Registered in connection with such Company Public Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before and ending ninety (90) days, or in the case of an IPO, one hundred eighty (180) days (or, in either case, (x) such lesser period as may be permitted by the Company or such managing underwriter or underwriters or (y) such other period as may be reasonably requested by the managing underwriter or underwriters to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after, the effective date of the Registration Statement filed in connection with such Registration, to the extent timely notified in writing by the Company or the managing underwriter or underwriters; provided , however, such restrictions shall not apply to (i) in the case of an IPO, securities acquired in the public market subsequent to the IPO, (ii) distributions-in-kind to a Holder’s partners or members; and (iii) transfers to Affiliates but only if such Affiliates agree to be bound by the restrictions herein. If requested by the managing underwriter or underwriters of any such Company Public Sale (and only if the Sponsor agrees to such request), each Holder shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Registrable Securities (or other securities) subject to the foregoing restriction until the end of the period referenced above.

(b)        Black-out Period for the Company and Others. In the case of a Registration of Registrable Securities pursuant to Section 2.01 or 2.02 for an Underwritten Offering, the Company and the Holders agree, if requested by the Sponsor or the managing underwriter or underwriters with respect to such Registration, not to effect any public sale or distribution of any securities that are the same as or similar to those being Registered, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning seven (7) days before, and ending ninety (90) days (or (x) such lesser period as may be permitted by the Sponsor or such managing underwriter or underwriters or (y) such other period as may be reasonably requested by the managing underwriter or underwriters to accommodate regulatory restrictions on the publication or other distribution of research reports and analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after, the effective date of the Registration Statement filed in connection with such Registration (or, in the case of an offering under a Shelf Registration Statement, the date of the closing under the underwriting agreement in connection therewith), to the extent timely notified in writing by the Sponsor or the managing underwriter or underwriters. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to any Registration of securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement. The Company agrees to use its reasonable best efforts to obtain from (i) each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, and (ii) all directors and officers of the Company, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section 2.04 as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such Company Public Sale (and only if the Sponsor agrees to such request), each Holder shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Registrable Securities (or other securities) subject to the foregoing restriction until the end of the period referenced above.

SECTION 2.05.          Registration Procedures.

(a)        In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03, the Company shall use its reasonable best efforts to effect such Registration and to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i)         prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and to Participating Holders, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and such Holders and their respective counsel; and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the Sponsor or the underwriters, if any, shall reasonably object and (z) make such changes in such documents concerning the Holders prior to the filing thereof as such Holders, or their counsel, may reasonably request;

(ii)        prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement and supplements to the Prospectus as may be (x) reasonably requested by the Sponsor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)       notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (b) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (c) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (d) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (e) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)       promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which shall correct such misstatement or omission or effect such compliance;

(v)        to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(vi)       use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii)      promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information as the managing underwriter or underwriters and the Sponsor agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii)     furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment or supplement thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)        deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter, it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

(x)         on or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(d) or Section 2.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)        cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii)       use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)      not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and if applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv)      make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in public offerings then being undertaken;

(xv)       enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Sponsor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi)      obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company (including, if necessary, local counsel) dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance;

(xvii)     in the case of an Underwritten Offering, (a) obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement and (b) obtain the required consents from the Company’s independent certified public accountants and, if applicable, independent auditors to include the accountants’ or auditors’ report, as applicable, relating to the specified financial statements in the Registration Statement and to be named as an expert in the Registration Statement;

(xviii)   cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xix)      use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(xx)       provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xxi)      use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted;

(xxii)     make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Sponsor, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Sponsor or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (v) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (w) disclosure of such information, in the opinion of counsel to such Person, is otherwise required by law, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person; provided that in the case of clauses (v) and (w), the person seeking to make disclosure of such information, to the extent reasonably practicable and permitted by law, provides the Company prior notice and a draft of the proposed disclosure and uses reasonable best efforts to reflect the Company’s comments on such disclosure.

(xxiii)    in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxiv)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv)     take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any Registration complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xxvi)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms of this Agreement.

(b)        The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)        Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(a)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.05(a)(iv), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.05(a)(iv) or is advised in writing by the Company that the use of the Prospectus may be resumed.

(d)        To the extent that the Sponsor or any of its Affiliates is deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or otherwise, the Company agrees that (1) the indemnification and contribution provisions contained in this Agreement shall be applicable to the benefit of such Sponsor or its Affiliates in its role as deemed underwriter in addition to its capacity as Holder and (2) such Sponsor and its Affiliates shall be entitled to conduct such activities which it would normally conduct in connection with satisfying its “due diligence” defense as an underwriter in connection with an offering of securities registered under the Securities Act, including conducting due diligence and the receipt of customary opinions and comfort letters.

SECTION 2.06.          Underwritten Offerings.

(a)        Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by the Sponsor pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Sponsor and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type. The Participating Holders shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Such Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of any such Holder. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holders, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(b)        Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section 2.03(b), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Holders. Any such Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s title to the Registrable Securities and such Holder’s intended method of distribution or any other representations required to be made by such Holder under applicable law, and the aggregate amount of the liability of such Holder shall not exceed such Holder’s net proceeds from such Underwritten Offering.

(c)        Participation in Underwritten Registrations. Subject to the provisions of Sections 2.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) promptly completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

(d)        Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Sponsor. In addition, in the case of any Underwritten Offering under Section 2.01, Section 2.02 or Section 2.03, each of the Holders may, subject to any limitations on withdrawal contained in Section 2.01, Section 2.02 and Section 2.03, withdraw all or part of their request to participate in the registration pursuant to Section 2.01, 2.02 or 2.03 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

SECTION 2.07.          No Inconsistent Agreements; Additional Rights. Neither the Company, nor any of its subsidiaries shall hereafter enter into, and are not currently a party to, any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders by this Agreement. Without the prior written consent of the Sponsor, neither the Company nor any of its subsidiaries shall enter into any agreement granting registration or similar rights to any Person, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar right shave been granted to any other Person other than pursuant to this Agreement.

SECTION 2.08.          Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company and any subsidiaries of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of legal counsel for the Holders (including, if necessary, local counsel), which counsel shall be selected by the Sponsor, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties); (xii) all expenses related to the “road show” for any Public Offering (including all reasonable out-of-pocket expenses of the Sponsor), including all travel, meals and lodging; and (xiii) all fees and expenses incurred in connection with the distribution or Transfer of Registrable Securities to or by a Holder in connection with a Public Offering. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.09.          Indemnification.

(a)        Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, each member, shareholder, limited or general partner thereof, each member, limited or general partner of each such member, shareholder, limited or general partner, each of their respective Affiliates, officers, directors, managers, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs (including preparing to serve as, and serving as, a witness, or deponent or interviewee), claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, that no selling Holder shall be entitled to indemnification pursuant to this Section 2.09(a) in respect of any untrue statement or omission contained in any information furnished in writing by such selling Holder to the Company specifically for inclusion in a Registration Statement that has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, unless the relevant Holder timely notified the Company of such untrue statement or omission and the Company failed to take the proper steps to correct such untrue statement or omission. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)        Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided that the indemnities set forth in each of the foregoing clauses (i) and (ii) shall only apply to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Participating Holder pursuant to Section 2.09(d) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

(c)        Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt (and in any event, within ten (10) Business Days) written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or has failed to zealously prosecute or defend such claim, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party (such consent not to be unreasonably withheld or delayed). No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent (such consent not to be unreasonably withheld or delayed). It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless the indemnified party reasonably concludes that a second firm in such jurisdiction is reasonably necessary for such defense, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)        Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions contained in paragraphs (a) and (b) of this Section 2.09), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses (as well as any other relevant equitable considerations). In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.09(a) and 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amounts paid by such Holder pursuant to Section 2.09(b) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. In addition, in no event shall a Holder be required to contribute pursuant to this Section 2.09(d) unless such Holder would have had an indemnification obligation pursuant to Section 2.09(b), if such Section 2.09(b) were applicable, in respect of a Loss (or action in respect thereof) giving rise to such contribution obligation. If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.09(a) and 2.09(b) hereof without regard to the provisions of this Section 2.09(d). The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 2.10.          Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Sponsor, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time), and it will take such further action as the Sponsor may reasonably request, all to the extent required from time to time to enable the Sponsor to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144, 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

SECTION 2.11.          Confidentiality. Each of the parties hereto shall keep confidential this Agreement and the transactions contemplated hereby, and any nonpublic information received pursuant hereto, and shall not disclose, issue any press release or otherwise make any public statement relating hereto or thereto without the prior written consent of the Sponsor unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each party shall be free to release such information) for disclosures (a) to each party’s Representatives, partners, members, Affiliates and investment vehicles managed or advised by, or managing or advising, such party, or the Representatives, partners, members, advisors or Affiliates of such investment vehicles, in each case so long as such Persons agree to keep such information confidential, (b) to the extent required to comply with any law, rule or regulation, including formal and informal investigations or requests from any regulatory authority or (c) to the extent such information is known or becomes known to the public in general (other than as a result of a breach of this Section 2.11 by the party seeking to make disclosure).

ARTICLE III

MISCELLANEOUS

SECTION 3.01.          Term. This Agreement shall terminate upon the later of the expiration of the Shelf Period and such time as there are no Registrable Securities, except for the provisions of Sections 2.09, 2.10 and Section 2.11 and all of this Article III, which shall survive any such termination.

SECTION 3.02.          Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 3.03.          Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 3.04.          Notices. Unless otherwise specified herein, all notices and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, sent to the Person at the address given for such Person below or such other address as such Person may specify by notice to the Company:

If to the Company:

Forward March Limited
Crawford House, 50 Cedar Avenue
Hamilton HM 11, Bermuda
Attn: Mohammed Khaishgi

with a copy (which shall not constitute notice) to:

mohammed.khaishgi@trgworld.com

If to the Sponsor:

TRG Holdings LLC
1700 Pennsylvania Avenue, Suite 560
Washington DC 20006

with a copy (which shall not constitute notice) to:

pat.costello@trgworld.com

If to any Other Holder who becomes party to this agreement after the date hereof, to the address on the counterpart signature page to this Agreement executed by such Other Holder.

Notice to the holder of record of any Registrable Securities shall be deemed to be notice to the holder of such securities for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date received, if personally delivered, (ii) on the date received if delivered by facsimile or email on a Business Day, or if not delivered no a Business Day, on the first Business Day thereafter and (iii) two (2) Business Days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

SECTION 3.05.          Amendment.

(a)        Any provision of this Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, if, and only if, such amendment, modification, extension, termination or waiver is in writing and signed by the Company and TRG; provided that in the event that any Other Holders become party to this Agreement, any amendment, modification or extension or termination that disproportionately and materially adversely affects any of the Other Holders shall require the prior written consent of Other Holders holding a majority of the Registrable Securities held by all such Other Holders. Each such amendment, modification, extension or termination shall be binding upon each party hereto and each Holder. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

SECTION 3.06.          Successors, Assigns and Transferees. TRG (or an Affiliate of TRG to whom TRG has assigned all or a portion of its rights hereunder) may assign all or a portion of its rights hereunder to any Person to which TRG (or such Affiliate of TRG) transfers ownership of all or any of its Registrable Securities; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Company a counterpart to this Agreement promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Holder for purposes of this Agreement. The consent of the Company shall be required for Other Holders to assign all or a portion of their rights hereunder to any Person to which such Other Holder may transfer ownership of all or any of its Registrable Securities (other than the Sponsor). In the event that a new Holder becomes party to this Agreement in accordance with this Section 3.06, the Company shall update Schedule A to reflect such Holder’s Registrable Securities and shall send the updated Schedule A to the parties hereto in accordance with Section 3.04.

SECTION 3.07.          Joinder of Additional Holders. Upon the written agreement of TRG and the Company, holders of Shares (other than transferees of Registrable Securities, which shall be governed by Section 3.06) may become party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Holder” for all purposes hereunder with respect to the number of Shares held by such Holder that TRG and the Company may agree are “Registrable Securities” hereunder. In the event that a new Holder becomes party to this Agreement in accordance with this Section 3.07, the Company shall update Schedule A to reflect such Holder’s Registrable Securities and shall send the updated Schedule A to the parties hereto in accordance with Section 3.04.

SECTION 3.08.          Binding Effect. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 3.09.          Third Parties. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than each other Person entitled to indemnity or contribution under Section 2.09) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.10.          Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT LOCATED IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 3.11.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.11.

SECTION 3.12.          Merger; Binding Effect, etc. This Agreement, including Schedule A hereto, constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives and successors.

SECTION 3.13.           Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

SECTION 3.14.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

SECTION 3.15.          Headings . The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FORWARD MARCH LIMITED

By:	/s/ Mohammed Khaishgi
Name: Mohammed Khaishgi
Title: Director

THE RESOURCE GROUP INTERNATIONAL LIMITED

By:	/s/ Zia Chishti
Name: Zia Chishti
Title: Director

[Signature Page to Registration Rights Agreement]

SCHEDULE A

4,749,861 Preferred Shares

6,856,139 Common Shares